SCHEDULE A

                            (as of August 17, 2012)

                                     FUNDS

                                                ANNUAL RATE
                                                 OF AVERAGE      EFFECTIVE
                                                 DAILY NET         DATE
Series                                             ASSETS
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First Trust CBOE S&P 500 VIX Tail Hedge Fund       0.60%       [August 17, 2012]